REPORT OF INDEPENDENT ACCOUNTANTS

             ON FINANCIAL STATEMENT SCHEDULES


To the Board of Directors
of CTS Corporation


Our audits of the consolidated financial statements referred to in our report dated February 7, 1994 appearing on page 24 of the CTS Corpora-tion 1993 Annual Report to Stockholders, (which report and consolidat-ed financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedules listed in Item 14(a) of this Form 10-K. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PRICE WATERHOUSE


South Bend, Indiana
February 7, 1994






                                    S-2

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                                                EXHIBIT 23

            CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus-es constituting part of the Registration Statements on Form S-8 (No. 2-84230 and No. 33-27749) of CTS Corporation of our report dated February 7, 1994 appearing on page 24 of the 1993 CTS Corporation Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by refer-ence of our report on the Financial Statement Schedules, which appears on page S-2 of this Form 10-K.



PRICE WATERHOUSE


South Bend, Indiana
March 17, 1994

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